UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California		92009
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 704-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2022, Palisade Bio, Inc., a Delaware corporation (the “Company”), by resolution of its board of directors (the “Board”), adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to reduce the quorum required to hold meetings of the Company’s stockholders (the “Quorum Requirement”). Section 2.6 of the Amended and Restated Bylaws reduce the Quorum Requirement from a majority to one-third of the common shares issued and outstanding. The Company reduced the Quorum Requirement to ensure that the Company may achieve quorum at the Company’s subsequent meetings of stockholders. The Company does not anticipate that the reduced Quorum Requirement will have any effect on the Company’s business, aside from making it easier to hold stockholder meetings. Other minor administrative changes were made.

The brief description of the Amended and Restated Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Bylaws as attached to this Current Report on Form 8-K as Exhibit 3.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Amended and Restated Bylaws, adopted August 10, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palisade Bio, Inc.

Date:	August 15, 2022	By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D. Chief Executive Officer